UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 5, 2015

Date of Earliest Event Reported: June 5, 2015

Principal Solar, Inc. (Exact name of registrant as specified in its charter)

333-193058
(Commission File Number)

Delaware	27-3096175
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

211 N. Ervay Street, Suite 300

Dallas, TX 75201

(855) 774-7799

(Address and Telephone Number of Registrant's Principal

Executive Offices and Principal Place of Business)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 5, 2015, Principal Solar, Inc. ("Company") entered into a binding term sheet regarding a joint development effort with Energy Surety Partners, LLC of Phoenix, AZ ("ESP"). Pursuant to the joint development effort, the Company and ESP will jointly develop up to 500 MW DC comprised of three separate solar projects in the panhandle of Texas. The first of these projects, Principal Sunrise VI (aka "TER1"), is a 150 MW dc solar project located on a 1,000 acre site near Amarillo, Texas. Offtakers are expected to be individual merchants with a high demand for electricity and retail electric providers selling at retail prices to individual end-users, both signing multi-year power purchase agreements. With ready access to land, transmission lines, and some of the best sunshine in the country (known in the industry as "insolation"), we believe these projects represent significant opportunities in solar.

The Company and ESP have documented in a term sheet the separate responsibilities of each party and the preliminary economic terms between the parties, and each has agreed to be bound by those parameters in formal contracts to be prepared and executed on or before June 19, 2015. Preliminary estimates developed jointly by the parties reflect an expected total capital investment of approximately $800 million based upon today's component pricing. The construction schedule has not yet been determined, but the Company expects the projects to reach commercial operation in a time range from mid-2016 through 2017.

The foregoing summary of material terms is qualified in its entirety by reference to Exhibit 10.1, which is incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

When used in this Report, the words “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “intend,” “believe” and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended regarding events, conditions and financial trends which may affect the Company’s future plans of operations, business strategy, operating results, and financial position. Such statements are not guarantees of future performance and are subject to risks and uncertainties and actual results may differ materially from those included within the forward-looking statements for various reasons, including those identified under Risk Factors included in our Annual Report on Form 10-K filed on March 17, 2015, as amended, and our Quarterly Report on Form 10-Q filed on May 21, 2015. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required under federal securities laws and the rules and regulations of the United States Securities and Exchange Commission, the Company does not undertake, and specifically declines, any obligation to update any of these statements or to publicly announce the results of any revisions to any forward-looking statements after the distribution of this report, whether as a result of new information, future events, changes in assumptions, or otherwise.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Binding Term Sheet re Joint Development Agreement dated June 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

PRINCIPAL SOLAR, INC.

Date: June 5, 2015	By:	/s/ David N. Pilotte
Chief Financial Officer